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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 2005


                  The Smith & Wollensky Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)




            Delaware                    001-16505                58-2350980
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

               1114 First Avenue                                  10021
               New York, New York                              (Zip Code)
    (Address of principal executive offices)

                                 (212) 838-2061
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing
               Rule or Standard; Transfer of Listing

The Smith & Wollensky Restaurant Group, Inc. (the "Company") received a letter from The Nasdaq Stock Market notifying the Company that its securities will be delisted from The Nasdaq Stock Market at the opening of business on April 29, 2005 unless the Company requests a hearing in accordance with Nasdaq's Marketplace Rules. The letter was sent as a result of the Company's failure to file its Annual Report on Form 10-K for the fiscal year ended January 3, 2005 in accordance with Nasdaq's Marketplace Rule 4310(c)(14). The Company intends to file its Annual Report on Form 10-K for the year ended January 3, 2005 on April 27, 2005.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or the Completed Interim Review

On April 20, 2005, after doing an analysis in accordance with the guidelines from the Securities and Exchange Commission regarding lease accounting, it was determined that the Company's accounting for lease terms was inaccurately reflected in the financial statements included in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2001, December 30, 2002 and December 29, 2003, and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003, September 29, 2003, March 29, 2004, June 28, 2004 and September 27, 2004 and that, therefore, a restatement of the Company's financial statements for the periods referenced above should be made to prevent future reliance on those filings. Under the previous accounting treatment, for certain restaurants, the Company recorded rent on a straight-line basis, commencing on the date the restaurant opened. The Company should have recognized rent on a straight-line basis from the date that the Company took control over the leased premise and should have capitalized the rent into leasehold improvements and amortized it on a straight-line basis over the life of the initial lease term, including renewal periods. In addition, the Company also determined that the Company had amortized leasehold improvements on a straight-line basis over the life of the initial lease term, including renewal periods, but had, in certain instances, amortized the deferred rent liability relating to the same leased premises over only the life of the initial lease term. The Company should have amortized the deferred rent liability over the life of the initial lease term, including renewal periods. The total impact of this restatement was to increase the Company's accumulated deficit by $17,000 as of December 31, 2001, increase the Company's net loss for the fiscal year ended December 30, 2002 by $9,000, or $.00 per share, and increase the Company's net loss for the fiscal year ended December 29, 2003 by $48,000, or $.01 per share.

On April 20, 2005, it was determined that the Company had incorrectly written off the Company's estimate of gift certificates that were sold and deemed to have expired and not redeemed in the financial statements included in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2001 and December 30, 2002 and that, therefore, a restatement of the Company's financial statements for the periods referenced above should be made to prevent future reliance on that filing. In addition, it was also determined that the Company had not properly recorded expenses related to certain promotions that the Company ran from the fiscal year ended January 1, 2001 through January 3, 2005, for which gift certificates were issued at either a full or partial discount. These expenses should have been included in the financial statements for the fiscal years ended January 1, 2001, December 31, 2001, December 30, 2002 and December 29, 2003 included in the Company's Annual Report on Form 10-K for the


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fiscal year ended December 29, 2003 and the Company's Quarterly Reports on Form
10-Q for the quarterly periods ended March 29, 2004, June 28, 2004 and September 27, 2004 and that, therefore, a restatement of the Company's financial statements for the periods referenced above should be made to prevent future reliance on those filings. The total impact of this restatement on the Company's financial statements was to increase the Company's accumulated deficit at December 31, 2001 by $590,000, increase the Company's net loss for the fiscal year ended December 30, 2002 by $66,000, or $.01 per share, and increase the Company's net loss for the fiscal year ended December 29, 2003 by $83,000, or $.01 per share.

Certain other miscellaneous adjustments previously considered insignificant to the financial statements have now been recorded in conjunction with the restatements. The total impact of these adjustments on the Company's statement of operations was to decrease the Company's net loss for the year ended December 30, 2002 by $7,000, or $.00 per share, and increase the Company's net loss for the year ended December 29, 2003 by $96,000, or $.01 per share.

In connection with the above, a letter was signed by Morgan Stanley confirming the exclusion of the restatement adjustments relating to certain of the Company's leases and the accounting for gift certificates from the financial covenants contained in the Company's term loan agreements and line of credit facilities for the periods described above.

The Company's audit committee has discussed the above errors and adjustments with the Company's predecessor and current independent registered public accounting firms and has determined that a restatement is necessary for the periods described above. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2005 will reflect the changes for the annual results for the years ended January 1, 2001, December 31, 2001, December 30, 2002 and December 29, 2003. The Company will file Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 29, 2004, June 28, 2004 and September 27, 2004, as soon as practicable in connection with the restatements described above.

On April 21, 2005, it was determined that the cumulative effect of accounting change relating to the adoption of FASB Interpretation No. 46 (Revised December
2003), Consolidation of Variable Interest Entities ("FIN46 (R)") was inaccurately reflected in the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2004, June 28, 2004 and September 27, 2004 and that, therefore, a restatement of the Company's financial statements for the periods referenced above should be made to prevent future reliance on those filings. Under the previous accounting treatment, the accumulated amortization of $771,000 relating to the $1.5 million paid by the Company in fiscal 1996 for the right to provide management services for Maloney & Porcelli, a restaurant we manage, was recorded as a cumulative effect of accounting change pursuant to the adoption of FIN 46 (R). The entity that owns Maloney & Porcelli recorded the $1.5 million, but did not record the associated amortization. A correction of an error should have been recorded on the unaudited accounts and results of the entity that owns Maloney & Porcelli to recognize the accumulated amortization relating to the $1.5 million. The $1.5 million and the related accumulated amortization would then both be eliminated in the consolidation of Maloney & Porcelli. The impact of this restatement on the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2004, June 28, 2004 and September 27, 2004 is


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to increase the interest in consolidated variable interest entity by $771,000 and to increase the accumulated deficit by $771,000.

In addition, the financial statements for the quarterly periods ended March 31, 2003, June 30, 2003 and September 29, 2003, included in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2004, June 28, 2004 and September 27, 2004, are being restated to exclude the accounts and results of the entity that owns Maloney & Porcelli due to the impracticality associated with having to restate prior years as well there being no impact from this restatement on the Company's net income (loss) and earnings (loss) per share for those periods. The Company's audit committee has discussed the above errors with our predecessor and current independent registered public accounting firms and has determined that a restatement is necessary for the periods described above. The Company will file the Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 29, 2004, June 28, 2004 and September 27, 2004 as soon as practicable in connection with this restatement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 The Smith & Wollensky Restaurant Group, Inc.


                                 By:  /s/ Alan M. Mandel
                                      ------------------------------------------
                                      Alan M. Mandel
                                      Chief Financial Officer, Executive Vice
                                      President of Finance, Treasurer and
                                      Secretary


Date:   April 26, 2005


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